UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2010

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This Current Report on Form 8-K/A (this “Form 8-K/A”) amends the Current Report on Form 8-K (the “Original Form 8-K”) filed by Codexis, Inc. (“Codexis” or the “Company”) on October 14, 2010 regarding the expiration of the lock-up period under the lock-up agreements with the underwriters of the Company’s initial public offering (“IPO”). The purpose of this Form 8-K/A is to revise the disclosure under Item 8.01. The last sentence of the disclosure under Item 8.01 of the Original Form 8-K is replaced with the following: “As a result of the announcement that, on October 28, 2010, Codexis will release third quarter financial results for the period ended September 30, 2010, the lock-up period under the Lock-up Agreements has been extended through November 14, 2010, and the stockholders subject to the Lock-Up Agreements will be able to sell their shares starting on November 15, 2010.”

This Form 8-K/A is being filed solely to amend the last sentence of the disclosure in Item 8.01 of the Original 8-K. Otherwise, the information set forth in the Original Form 8-K remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2010

CODEXIS, INC.

By:	/S/ DOUGLAS T. SHEEHY
Name:	Douglas T. Sheehy
Title:	SVP, General Counsel and Secretary